Exhibit 99.5

                                 CALL AGREEMENT

THIS AGREEMENT is entered into this 30th day of June, 1998 by and among Applied Cellular Technology, Inc. ("ACT"), a Missouri corporation, ACT-GFX Canada, Inc. ("ACTsub"), an Ontario corporation, Drummer Enterprises Ltd. ("Drummer"), an Ontario corporation, Morstar Holdings Ltd. ("Morstar"), a Manitoba corporation, Scozul Enterprises Ltd. ("Scozul"), an Ontario corporation, (Drummer, Morstar and Scozul are hereinafter collectively referred to as "Sellers") and James D. Scott (the "Principal").

                                    RECITALS

     WHEREAS the parties hereto together with Ground Effects Ltd. (the "Acquiree") have entered into a Reorganization Agreement dated the date hereof, whereby, among other things, certain of the issued and outstanding shares and debt of the Acquiree shall be acquired by ACTsub for a purchase price which shall be satisfied by the issuance to the Sellers of Class A and Class B Exchangeable Shares in the capital of ACTsub (the "Exchangeable Shares");

     AND WHEREAS, in connection with the exchange of such Exchangeable Shares into common shares in the capital of ACT, it is desirable that the holders of Exchangeable Shares offer to ACT a call right with respect of such Exchangeable Shares as set out herein;

     AND WHEREAS, it was a condition of the entering into of the Reorganization Agreement that this Agreement be entered into;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. All capitalized terms unless otherwise defined herein, shall have the meanings ascribed thereto in the Reorganization Agreement and the Exchangeable Share Provisions.

                                    ARTICLE 2

                       ACT TO ACQUIRE EXCHANGEABLE SHARES

2.1 ACT Liquidation Call Right

     (a) ACT shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ACTsub, to purchase from all but not less than all of the holders (other than ACT) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by ACT of an amount, for each Exchangeable Share held, equal to the Current Market Price of a share of ACT Common Stock on the last Business day prior to the Liquidation Date multiplied by the Current ACT Common Stock Equivalent. The payment shall be satisfied in full by causing to be delivered to such holder (a) such whole number of shares of ACT Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of such Exchangeable Shares to be transferred by the Current ACT Common Stock Equivalent, plus (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively, the "Liquidation Call Purchase Price") without interest. In the event of the exercise of the Liquidation Call Right by ACT, each holder of Exchangeable
Shares shall be obligated to sell all the Exchangeable Shares held by such holder to ACT on the Liquidation Date on payment by ACT to such holder of the Liquidation Call Purchase Price.

     (b) To exercise the Liquidation Call Right, ACT must notify in writing the holders of the Exchangeable Shares of ACTOs intention to exercise such right at least five (5) days before the Liquidation Date. If ACT exercises the Liquidation Call Right, on the Liquidation Date ACT will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, ACT shall on the Business Day immediately preceding the Liquidation Date, deliver to the holders of
Exchangeable Shares their proportionate part of the Liquidation Call Purchase Price all of which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim in exchange for the delivery by the holders of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of ACTsub and such additional documents and instruments as the Acquiree may reasonably require. If ACT does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by ACTsub in connection with the liquidation, dissolution or windingup price otherwise payable by ACTsub in connection with the liquidation, dissolution or winding up of ACTsub pursuant to Article 4 of the Exchangeable Share Provisions.

2.2  ACT Redemption Call Right

     (a) ACT shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by ACTsub pursuant to either of Section 2.5 or Section 3.5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than ACT) on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by ACT to the holder of an amount, for each Exchangeable Share held, equal to the Current Market Price of a shares of ACT Common Stock on the last Business Day prior to the Automatic Redemption Date multiplied by the Current ACT Common Stock Equivalent. The payment shall be satisfied in full by causing to be delivered to such holder (a) such whole number of shares of ACT Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of such Exchangeable Shares to be redeemed by the Current ACT Common Stock Equivalent, and (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively, the "Redemption Call Purchase Price") without interest. In the event of the exercise of the Redemption Call Right by ACT, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to ACT on the Automatic Redemption Date on payment by ACT to the holder of the Redemption Call Purchase Price.

     (b) To exercise the Redemption Call Right, ACT must notify in writing, the holders of Exchangeable Shares, and ACTsub of ACTOs intention to exercise such right at least thirty (30) days before the Automatic Redemption Date. If ACT exercises the Redemption Call Right, on the Automatic Redemption Date ACT will purchase and the holders will sell all of the Exchangeable Shares then outstanding (other than shares held by ACT) for the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, ACT shall on the Business Day immediately preceding the Automatic Redemption Date, deliver to the holders of Exchangeable Shares their proportionate part of the Redemption Call Purchase Price all of which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim in exchange for the delivery by the holders of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of ACTsub and such additional documents and instruments as the Acquiree may reasonably require. If ACT does not exercise the Redemption Call Right in the manner described above, on the

Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Acquiree in connection with the redemption of the Exchangeable Shares pursuant to Section 2.5 and/or Section 3.5 of the Exchangeable Share Provisions.

2.3 ACT Retraction Call Right

     (a) ACT shall have the overriding right (the "Retraction Call Right") notwithstanding the proposed redemption of Retracted Shares by ACTsub on the Retraction Date, to purchase from the holder of the Retracted Shares on the Retraction Date the Retracted Shares upon payment by ACT to the holder of a Retracted Share an amount for each Retracted Share, equal to the Current Market price multiplied by the Current ACT Common Stock Equivalent, in each case determined on the Retraction Date. The payment shall be satisfied in full in respect of such Retracted Shares by causing to be delivered to the holder (a) such whole number of shares of ACT Common Stock (rounded down to the nearest whole number) as is equal to the amount obtained by multiplying the number of Retracted Shares by the Current ACT Common Stock Equivalent, plus (b) an additional amount in cash equivalent to the full amount of all dividends declared and unpaid on such Retracted Shares (collectively, the "Retraction Call Purchase Price") without interest. In the event of the exercise of the Retraction Call Right by ACT, the holder of the Retracted Shares shall be obligated to sell to ACT, and ACT shall be obligated to purchase, the Retracted Shares on the Retraction Date upon payment by ACT to such holder of the Retraction Call Purchase Price.

     (b) In order to exercise the Retraction Call Right, ACT shall advise in writing the holders of the Exchangeable Shares its determination to do so (the "ACT Call Notice") on or prior to the expiry of the third (3rd) Business Day after the receipt by the Acquiree on the Retraction Request. If ACT delivers the ACT Call Notice before the expiry of such three (3) Business Day period, the Retraction Request shall thereupon be deemed only to be an offer by the holder to sell the Retracted Shares to ACT. In such event, ACTsub shall not redeem the Retracted Shares and ACT shall purchase from such holder and such holder shall sell to ACT on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Retraction Call Right, ACT shall on the Business Day immediately preceding the Retraction Date, deliver to the holders of Exchangeable Shares their proportionate part of the Retraction Call Purchase Price all of which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim in exchange for the delivery by the holders of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of ACTsub and such additional documents and instruments as ACTsub may reasonably require. If ACT does not exercise the Retraction Call Right in the manner described above, on the Retraction Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Retraction Price otherwise payable by ACTsub in connection with the Retraction of the Exchangeable Shares pursuant to Article 5 of the Exchangeable Share Provisions.

2.4 Consideration For Call Rights of ACT. The Retraction Call Right, the Liquidation Call Right and the Redemption Call Right are granted to ACT by the holders of Exchangeable Shares in consideration of the grant to such holders by ACT of the Exchange Rights.

2.5 Economic Equivalence. The Board of Directors of ACTsub shall determine, in good faith and in consultation with the Sellers (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on ACT and the holders of Exchangeable Shares, where applicable.

2.6 Capital Reorganization of ACT. If at any time there is a Capital Reorganization that is not an ACT Common Stock Reorganization, Right Offering or a Special Distribution (as such terms are defined in the Exchangeable Share Provisions), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for ACT Common Stock in accordance with the provisions hereof prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof or the provisions of the Exchange Agreement at any time after the record date for such Capital Reorganization, in lieu of the ACT Common Stock that they would otherwise have been entitled to receive pursuant to the provisions hereof or thereof, the number of shares or other securities of ACT or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, they had been the registered holder of the number of shares of ACT Common Stock to which they were then entitled upon any exchange of their Exchangeable Shares into shares of ACT Common Stock in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in the definition of Current ACT Common Stock Equivalent provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of their Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of ACT or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

2.7 Restriction on Transfer. No transfer of Exchangeable Shares shall be effective or shall be registered on the books of ACTsub without the transferee of such shares becoming a party to this Agreement, which shall be effected by such transferee executing a counterpart hereto.

2.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.9 Governing Law. This Agreement shall be governed by the laws of the Province of Ontario.

2.10 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

2.11 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

2.12 Severability. If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

2.13 Further Assurances. At any time, and from time to time, after the closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

2.14 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

To ACT and                  Applied Cellular Technology, Inc.
ACTsub                      400 Royal Palm Way
                            Suite 410
                            Palm Beach, FL
                            33480, U.S.A.
                            Fax No. (561) 366-0002

To Drummer:                 Drummer Enterprises Ltd.
                            c/o Del Industrial Metals Inc.
                            43 Bethridge Road
                            Rexdale, Ontario  M9W 1M6

                            Attention: Mr. J. Arthur Jobin
                            Fax No. (416) 741-0250

To Morstar:                 Morstar Holdings Ltd.
                            c/o Harris Chevrolet Oldsmobile
                            230 Main Street
                            Selkirk, Manitoba  R1A 1R9

                            Attention: Mr. Bruce Harris
                            Fax No. (204) 785-2076

To Scozul and/or Scott:     Scozul Enterprises Ltd.
                            and James Scott
                            4710 St. Clair Road
                            Stoney Point, Ontario  N0R 1N0

                            Attention: Mr. James Scott
                            Fax No. (519) 944-9928

with copies to:             Miriam Kavanagh
                            Nobbs, Woods & Clark
                            70 University Avenue
                            Suite 250
                            Toronto, Ontario  M5J 2M4
                            Fax No.(416) 977-2895


with copies to:            Ann Watterworth
                           Cassels Brock & Blackwell
                           Suite 2100
                           40 King Street West
                           Toronto, Canada
                           M5H 3C2
                           Fax No. (416) 360-8877

and to:                    Paul D. Creme, Esq.
                           Merra, Kanakis, Creme & Mellor, P.C.
                           60 Main Street
                           Nashua, NH  03060
                           Fax No. (603) 883-0750

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                      APPLIED CELLULAR TECHNOLOGY, INC.


                                      Per:  --------------------------------
                                               Garrett A. Sullivan
                                               Its duly authorized President


                                      DRUMMER ENTERPRISES LTD.

                                      Per:  --------------------------------

                                                                             c/s
                                      Per:  --------------------------------


                                      MORSTAR HOLDINGS LTD.

                                      Per:  --------------------------------

                                                                             c/s
                                      Per:  --------------------------------


                                      SCOZUL ENTERPRISES LTD.

                                      Per:  --------------------------------

                                                                             c/s
                                      Per:  --------------------------------


                                      ACT-GFX CANADA, INC.

                                      Per:  --------------------------------

                                                                             c/s
                                      Per:  --------------------------------

SIGNED, SEALED AND DELIVERED   )
        in the presence of:    )
                               )
-----------------------------  )      --------------------------------------
Witness                        )      James D. Scott